EXHIBIT 10.7

                         DISTRIBUTION AGREEMENT


     This Distribution Agreement is made as of the 6th day of APRIL 1994 between Robotel Electronique, 3421 Industrial Blvd., Montreal Quebec, Canada, H7l 4S3, the "COMPANY" and LAB TECHNOLOGIES INC., the "DISTRIBUTOR" having its principal place of business at 1500 KANSAS AVENUE, SUITE 4B2, LONGMONT, COLORADO 80501 herein refered to as "DST".

1.   DEFINITIONS.
     a. Product or Products. Product or Products shall mean any or all products manufactured or distributed by COMPANY intended for use in the educational, training environment.

     b. Territory. TERRITORY shall mean the geographic area designated as the STATE OF ARIZONA, NEW MEXICO, COLORADO, UTAH, WYOMING, MONTANA, IDAHO.

     c.   Starting Date.  The starting date is April 6, 1994.

     d. Ending Date. The ending date shall be August 31, 1994. This contract shall be automatically renewed on an annual basis unless either party notifies the other in writing under the provisions outlined in 13.a.

     e. Annual Periods. Annual Periods shall commence on the 1st day of September and end on the 31 day of August each year during this agreement. All dollars mentioned herein are in U.S. funds.

2.   APPOINTMENT AND ACCEPTANCE.
     a. COMPANY appoints DST as distributor of PRODUCTS in TERRITORY and DISTRIBUTOR accepts such appointments.

     b. Market Development. DST shall exert its best efforts to attain and sustain the maximum sale of PRODUCTS in TERRITORY and shall meet annual performance goals established by COMPANY and communicated to DST for sales and services of PRODUCTS.
          DISTRIBUTOR shall:

     (1) Maintain its distribution location to display and sell PRODUCTS at the principal place and location of the business identified herein.

     (2) Participate in local trade shows within the TERRITORY and conduct regular local advertising and marketing efforts for the PRODUCT within the TERRITORY.

     (3) Provide installation service and follow up service to purchasers of PRODUCTS within TERRITORY.

     (4) Provide warranty service to purchasers of PRODUCTS pursuant to COMPANY warranty policy.

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     (5)  Respond promptly to sales leads or referrals furnished by
     COMPANY of other DISTRIBUTORS.

3. TERMS OF AGREEMENT. This Agreement shall become effective as of the date hereof and shall continue unless and until terminated by either party giving to the other not less than (30) thirty days notice in person or by registered or certified mail of its intention to terminate the Agreement. The notice time shall run form the date of personal delivery of the depositing of said notice in regular government mail deposits.

4. ORDER PLACEMENT. Orders by DST shall be in such for as the the COMPANY deems appropriate and as provided by the current COMPANY sales manual.

5. SALES TERMS. COMPANY shall establish prices for its PRODUCT from time to time, and shall provide notice of such prices to DST. DST shall pay COMPANY for PRODUCTS according to terms and schedules established by COMPANY form time to time

6. DELIVERY. COMPANY will undertake every effort to fulfill the orders of DST for the PRODUCTS with reasonable dispatch and in accordance with its published delivery schedules, but shall not be liable for any loss of trade or profit or other consequential damages to DST in the event of delay of product delivery.

7. ACCEPTANCE AND CLAIMS. ALL PRODUCTS shall be received subject to DST visual inspection and may be rejected by DST is found substantially defective in materials or workmanship, The inspection shall be promptly conducted and at the expense of DST after arrival of PRODUCTS and DST business location, in no event later than thirty
     (30) days after arrival of the PRODUCT. Claims not reported within thirty (30) days after arrival shall be waived. COMPANY has option of providing substitute unit of allegedly defective PRODUCTS or crediting DST with the purchase price and shipping and expense on return of the PRODUCT to the extent that COMPANY examination confirms DST claim. COMPANY reserves the right to require return of all or part of PRODUCT that are unsalable and the right to salvage, destroy or otherwise dispose of PRODUCT.

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8.   PRODUCT WARRANTY.  COMPANY publishes its standard warranty for each
     PRODUCT and all parts purchased by DST pursuant to this Agreement. THE COMPANY'S PUBLISHED WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ANY OTHER EXPRESSED OR IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, AND SUCH WARRANTY SHALL CONSTITUTE THE SOLE REMEDY OF DST OR PERSONS TAKING UNDER THE DST AND LIABILITY OF THE COMPANY WITH RESPECT TO ANY PRODUCTS DELIVERED PURSUANT TO THIS AGREEMENT, WHETHER CLAIMED ON WARRANTY, CONTRACT OR NEGLIGENCE. From time to time COMPANY may alter or amend its warranty policy, and in the event of such amendment, it shall give DST ninety (90) days prior notice before the effective date of change.

9. SALES FORCE AND SALES SUPPORT. DST agrees to provide competent, trained sales persons to market COMPANY PRODUCT line in the TERRITORY and furthermore to provide and participate in appropriate continuing training and supporting sales aids and demonstration equipment to support such trained sales persons. COMPANY shall make appropriate sales training material available to DST and shall make available factory training to DST and DST service engineers.

11. DEMONSTRATION EQUIPMENT. DISTRIBUTOR shall purchase a demonstration kit from COMPANY at forty (40) percent discount off the published Educational price list. DST shall purchase a new demonstration kit from COMPANY if DST chooses to sell existing demonstration kit after 6 months of time.

12. ADVERTISING. COMPANY shall supply and retain title to sales aids and materials to support and supplement DST sales program. DST shall satisfactorily inform the COMPANY of its trade practices, advertising, market data, and marketing method, planning or other information of interest, use or benefit to COMPANY in marketing the PRODUCT within the TERRITORY.

13. BUSINESS RECORDS AND INFORMATION. DST shall maintain up to date books of accounts and records showing clearly all customers and customer lists relating to the COMPANY, which shall be available to COMPANY.

14. CONFIDENTIALITY. DST shall maintain in strict confidence and duly safeguard to the best of its ability any and all business and technical information pertaining to PRODUCT in the TERRITORY and shall not, at any time, divulge, disclose or use any confidential information respecting the COMPANY'S business or method of carrying on its business in relation to this Agreement of the PRODUCT outside its sales efforts.

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15.  NON-AGENCY.  This Agreement conveys no right for DST to act as an agent for COMPANY. Nothing herein contained shall constitute a partnership between the parties and DST shall have no authority to speak for the COMPANY, to bind COMPANY, or to pledge COMPANY credit.

16. CHANGE OF LOCATION. Change of location from this address and facility of DST identified in the Agreement, without the prior written notification to the COMPANY, shall be a substantial breach of this Agreement and shall cause this Agreement to terminate immediately.

17. PATENTS, TRADEMARKS, TRADENAMES. DST agrees to properly exhibit and utilize such tradenames or trademarks as may be authorized by COMPANY in describing PRODUCT to promote, market and distribute COMPANY'S PRODUCTS in TERRITORY. DST Shall promptly notify COMPANY of any and all infringement of COMPANY'S trademarks, and patents in connection with PRODUCT in the TERRITORY that may come to DST attention.

18. BREACH OF AGREEMENT. Breach of terms, covenants, or conditions of this Agreement by either party shall constitute a default by the breaching party and shall be grounds for immediate termination without notice. In the event of breach by DST and termination by COMPANY, COMPANY may but shall not be obligated to repurchase from DST at the net F.O.B. Montreal, Quebec, Canada on a first in, first out basis, such current stock as it shall choose. Selected stock shall be delivered by DST, at the expense of the DST, at the original factory point of shipment. In the event of breach by COMPANY and termination by DST, DST may but shall not be obligated to return current goods an usable parts and stock of PRODUCT to COMPANY AT THE NET F.O.B. Montreal price of current stock. Transfer of parts or stock pursuant to this paragraph shall not constitute a satisfaction of any damage caused by or arising out of any such breach.

19. INSOLVENCY. This Agreement shall terminate automatically if a petition in bankruptcy is filed by or against either party or if an action is taken by either or against either party under any law, the purpose and effect of which is or may be to relieve such party in any manner from its debts or to extend the time of payment thereof, or should either party make an assignment for the benefit of creditors. Such termination shall be deemed a breach by the party triggering the termination.

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11.  TERMINATION PROVISIONS.  Upon termination of this agreement pursuant to paragraph hereof, all amounts due and owing to COMPANY shall become immediately payable. DST will return all manuals, advertising material, customer lists and files, and other COMPANY property to COMPANY at COMPANIES shipping expense. DST shall refrain from that point in using COMPANY marks. All disputes and controversies arising upon termination shall be submitted for final and binding arbitration under rules of the American Arbitration Association in the county of Erie, State of New York, or Canadian equivalent.

12. NON-WAIVER CLAUSE. No waiver by either party of any terms hereof shall constitute a waiver of any terms of this agreement of any breach in any other case whether prior of subsequent thereto.

13.  GENERAL PROVISIONS.

     a. Notice. Any notice permitted or required under this Agreement shall be deemed to be given as such notice shall be in writing and personally served or mailed by registered or certified mail, postage prepaid, evidenced by post office receipt of such registration or certification, to the addresses as shall have changed by either party to the other in writing in accordance with this Agreement.

     b. Assignment. The parties acknowledge that this Agreement Agreement is personal in nature and agreed that this Agreement shall not be assigned, in whole or part, without the prior written consent of the other. Any purported assignment of this Agreement or any interest therein without the written consent of the other shall be void.

     c. Modification. this Agreement may be modified, amended or revised only by written instrument duly executed by the parties hereto.

     d. Entire Agreement. This Agreement, along with any exhibits or duly executed addenda, shall be deemed to contain the entire and only the Agreement between the parties relating to the subject matter hereof, and any representations, terms or conditions relating thereto and not incorporated in this Agreement shall not be binding upon the other party. This Agreement cancels, voids and supersedes any Agreement before entered into between the parties with respect to the subject matter hereof, except as otherwise provided in this agreement specifically.

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     e.   Execution.     This Agreement is not effective until accepted
          by COMPANY, Robotel Electronique, Inc, 3421 Boul Industriel, Chomedy (Laval) Quebec, Canada H7L 4S3.

     f. The parties shall be free to bring all differences of interpretation and disputes arise in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for meeting under friendly and courteous circumstances. Any controversy, claim or breach arising our of relating to this Agreement which the parties are unable to resolve to their mutual satisfaction may be litigated or otherwise resolved in any court having jurisdiction thereof. This Agreement shall be subject to and shall be enforced and construed pursuant to the laws of the State of New York, USA, and the Provence of Quebec, Canada. if any provision or term of this Agreement is held to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall no way be affected, impaired or invalidated. In the event of litigation, the prevailing party may recover court costs and reasonable attorneys fees.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written below.

ROBOTEL ELECTRONIQUE INC.

Date: 22/01/94
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/s/                                     President
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/s/                                    Chief Executive Officer
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                                       Witness
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DISTRIBUTOR

Date: 4-18-94
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/s/ GARY NELSON                        President
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/s/                                    Witness/or Notary
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